Exhibit 23




Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 33-43655, to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 33-58403, to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 33-64576, to the incorporation by reference in the Registration Statement on Form S-8 No. 33-24952, to the incorporation by reference in the Registration Statement on Form S-8 No. 33-28096, to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 33-32275, to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 33-55816, to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 33-56739, to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 333-14369, to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 333-14369-01, to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 No. 333-17181, of our report dated February 6, 1997, except as to paragraphs 3 and 5 of Note 2, which are as of February 21, 1997, appearing on page 51 of The Montana Power Company's Annual Report on Form 10-K for the year ended December 31, 1996.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Portland, Oregon
March 16, 1997